Exhibit 3.1

                                    Delaware                             PAGE 1
                                -----------------
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY O FUND, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A..D. 2004, AT 1:36 O'CLOCK P.M.





















                                       /s/ Harriet Smith Windsor
                                       -------------------------
                                       Harriet Smith Windsor, Secretary of State
3900391     8100    [SEAL]                             AUTHENTICATION: 3567434
040926865                                                        DATE: 12-21-04

                             CERTIFCATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY O FUND, LLC

         1. The name of the limited liability company is Ridgewood Energy O Fund, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy O Fund, LLC this 21st day of December, 2004.

                                By /s/ Mary Louise Olin
                                   --------------------------------
                                   Mary Louise Olin, Authorized Person












                                                       State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                 Delivered 01:42 PM 12/21/2004
                                                   FILED 01:36 PM 12/21/2004
                                                 SRV 040926865 - 3900391 FILE